                                                                     Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Corporate Income Fund--Monthly Payment Series--314, Defined Asset Funds

We consent to the use in this Post-Effective Amendment No. 3 to Registration Statement No. 33-49715 of our opinion dated October 24, 1996 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Miscellaneous--Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
November 20, 1996